Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion by reference in the Prospectus constituting part of the Registration Statement on Form F-1 (“Registration Statement”) of China Dredging Group Co., Ltd. of our report dated June 24, 2011 except for Notes 21 and 22, as to which the date is December 7, 2011, with respect to the consolidated financial statements of China Dredging Group Co., Ltd. as of and for the years ended December 31, 2010, 2009 and 2008 which appear in such Registration Statement.  We further consent to the inclusion of our report dated October 6, 2010 except for Note 20, as to which the date is May 18, 2011 with respect to the financial statements of Fujian Xing Gang Port Service Co., Ltd. as of December 31, 2009 and 2008 and for the year ended December 31, 2009 and for the period from January 8, 2008 (inception) to December 31, 2008 which appear in such Registration Statement.  We also hereby consent to the references to our firm under the caption “Experts” in such Registration Statement.

/s/ UHY VOCATION HK CPA Limited

UHY VOCATION HK CPA Limited,
Hong Kong , People’s Republic of China.
January 24, 2012.